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EXHIBIT 10.11

                     SEVERANCE AGREEMENT AND GENERAL RELEASE


THIS AGREEMENT is made and entered into this 16 day of July, 1999, by and between M. DENIS CONNAGHAN, Social Security No. ###-##-#### (hereinafter "CONNAGHAN"), and MICROWARE SYSTEMS CORPORATION, an Iowa corporation with its principal place of business in Clive, Iowa (hereinafter "MICROWARE").

W I T N E S S E T H:

WHEREAS, CONNAGHAN was employed by MICROWARE from on or about May 19, 1997, through July 21, 1999, when he resigned his employment with MICROWARE; and

WHEREAS, CONNAGHAN acknowledges that in conjunction with the severance of the employment relationship he has been tendered and hereby acknowledges receipt of all "wages" (as that term is defined in Chapter 91A, Code of Iowa) which are due him including payments for accrued wages through July 21, 1999, and payments for accrued but unused vacation (4 weeks or 20 days), and further acknowledges that he has been provided those benefits which are mandated by state or federal law including the option to continue group health insurance, transfer/continuation/ conversion of certain life insurance policies, all of which are outside of this Agreement; and

WHEREAS, MICROWARE and CONNAGHAN, and each of them, desire to conciliate, compromise, and settle, fully and finally, any and all differences and disputes between them and others herein identified, including all claims and causes of action of any kind or description,





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whether known or unknown, which settlement constitutes a good faith settlement of such claims;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

FIRST. CONNAGHAN and MICROWARE agree that CONNAGHAN voluntarily resigns all officer, director and other positions held with MICROWARE or any of its affiliated entities effective July 21, 1999, by his voluntary resignation. (CONNAGHAN agrees to execute resignation letters for MICROWARE and its affiliates in the form attached hereto as Attachment A confirming his resignation.)

SECOND. Neither this Agreement nor the making of the offer for it is, and neither shall in any way be construed as, an admission by MICROWARE, or any of its past or present directors, officers, agents, employees or representatives, or any person or entity within the definition of "RELEASEES" herein, that any of the RELEASEES violated any federal, state or local law or is in any way liable to CONNAGHAN. MICROWARE specifically disclaims any liability to CONNAGHAN or any other person, on the part of itself, its directors, officers, agents, employees or representatives or any of the RELEASEES. Similarly, neither this Agreement nor the acceptance of the offer for it is, and neither shall in any way be construed as, an admission by CONNAGHAN that he is in any way liable to MICROWARE. CONNAGHAN specifically disclaims any liability to MICROWARE or any other person. The parties have entered into this Agreement for the sole purpose of resolving all claims and charges to avoid the burden, expense, delay and uncertainties of litigation, and to further their mutual goals of an amicable severance of their relationship.






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THIRD. CONNAGHAN represents and covenants that he has not heretofore assigned, transferred, or purported to assign or transfer, to any person or entity any claim or portion thereof or interest therein, which is the subject of this Agreement.

FOURTH. The parties hereto recognize that this Agreement may be subject to the Older Worker Benefit Protection Act amendments to the federal Age Discrimination in Employment Act. It is their mutual intent that this Agreement be construed so as to conform with that law to the extent that it may be found by a court of competent jurisdiction to be applicable. Regardless of that applicability, CONNAGHAN represents, warrants and covenants:

          a. That he has been given at least twenty-one (21) calendar days from the date of delivery to him to consider the offer embodied by this Agreement prior to its execution, and is under no compulsion from MICROWARE to execute this document within a lesser time period, and has taken such time as he feels appropriate to consider this document.

          b. That he has been advised by MICROWARE to consult with his own lawyer prior to the execution of this Agreement and has availed himself of that right to the extent that he thought appropriate.

          c. That the consideration called for by this Agreement arises solely as a result of this Agreement, and that he is not now or will not in the future be otherwise entitled to the same pursuant to any prior contract, promise or representation.

          d. That he understands that notwithstanding any provision of this Agreement to the contrary, the Release herein does not apply to any alleged violation of the Age Discrimination Employment Act (to the extent that it may be applicable) which occurs after this Agreement has become final.

          e. That this Agreement is written in such a manner that CONNAGHAN understands its provisions.

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         f. That he has been advised that, notwithstanding anything in this
Agreement to the contrary, he has a period of seven (7) calendar days following the date of his initial execution of this Agreement to change his mind and revoke the Agreement. The parties hereto agree and understand that the provisions of this Agreement shall become effective and final on the eighth calendar day after CONNAGHAN's initial execution, provided that he does not revoke prior to that time.

FIFTH.  As a material inducement to MICROWARE to enter into this Agreement:
       a. CONNAGHAN hereby irrevocably and unconditionally releases, acquits and forever discharges MICROWARE and any affiliated organization, and any predecessor or successor organization and each and every one of its or their past or present agents, directors, officers, employees, stockholders, representatives -- whether acting individually or in that capacity -- and its and their predecessors, successors, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with them or any of them (collectively "RELEASEES"), or any of them, of and from (i) any and all actions, causes of actions, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, in law or equity, which he ever had, or hereafter may have against each or any of the RELEASEES, arising from or related to any activity or action of RELEASEES during or related to CONNAGHAN's employment by MICROWARE; and (ii) any claims, demands or causes of action relating to or arising out of CONNAGHAN's recruitment, hiring, employment, separation from employment with MICROWARE including the making of any announcements regarding that separation, including any claims arising from any alleged violation by RELEASEES of any federal or state constitution, statute, ordinance or common law, including, without limitation, any claims, demands or causes of action arising under Title VII of the Civil Rights Act of 1964, as







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amended, 42 U.S.C. Section 2000e, ET SEQ.; the federal Americans With
Disabilities Act; the federal Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 ET SEQ.; the Consolidated Omnibus Budget Reconciliation Act; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Section 201 ET SEQ.; the Iowa Civil Rights Act, Iowa Code Chapter 216; federal or state common law (including, but not limited to, any claims for wrongful discharge, for violation of public policy, for violation of express or implied contract, breach of a covenant of good faith and fair dealing, for infliction of emotional distress or for punitive damages); federal or state administrative regulations; or any other local, state or federal statutory provisions.

          b. As a further material inducement to MICROWARE to enter into this Agreement, CONNAGHAN further agrees, promises and covenants that neither he nor any person, organization or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against MICROWARE, or its officers, directors, employees, agents and representatives or any other of the RELEASEES, their agents or representatives, any claims, demands, causes of action, obligations, damages or liabilities which are the subject of Subparagraph (a) of paragraph Fifth of this Agreement. Nothing in this Agreement is intended, nor shall it be construed, to preclude any action based on this Agreement.

          c. CONNAGHAN agrees and recognizes that his employment relationship with MICROWARE has been permanently and irrevocably severed, and that MICROWARE has no obligation, contractual or otherwise, to rehire, reemploy, recall, or hire him in the future.

          d. Upon MICROWARE's request CONNAGHAN can be available to MICROWARE on a:

          - Full-time, on call basis through August 27, 1999.

          - Part-time, scheduled basis through September 30, 1999.

          - As available basis through December 31, 1999.






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     CONNAGHAN acknowledges that he has and reaffirms that he will comply with his continuing obligations under the "AGREEMENT TO PROTECT CONFIDENTIAL INFORMATION FROM COMPETITIVE DISCLOSURE" which CONNAGHAN signed on September 19, 1997 and the "AGREEMENT ON NON-DISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION AND THE OWNERSHIP OF WORK PRODUCT" which CONNAGHAN signed on May 21, 1997 which are attached to this agreement as Exhibit 1 and
Exhibit 2.

         CONNAGHAN further agrees and acknowledges that any and all work product developed during the course of CONNAGHAN's employment with MICROWARE, including programs, software, architecture, techniques, manuals, documentation, correspondence, business plans, internal memoranda, and any other material protected or protectable under the applicable laws regarding copyrights, patents, trade secrets, trade dress and other proprietary rights constitute works-made-for hire and belong solely and exclusively to Microware.

          CONNAGHAN further acknowledges that in his capacity as an executive officer of MICROWARE, he was privy to confidential technical and business information, including but not limited to trade secrets (as defined in the Uniform Trade Secrets Act, Iowa Code Ch. 550) and financial information, relating to MICROWARE and/or its products, customers, etc., including all material described in the preceding paragraph, and CONNAGHAN covenants to continue to treat such information as confidential and not to disclose or use such information in the future for his own benefit or for the benefit of any third party, or reveal to any third party and trade secret or confidential information belonging to Microware absent advance written permission of Microware.

          CONNAGHAN represents and warrants that he has delivered, or will with all deliberate speed deliver, to MICROWARE any and all MICROWARE-related materials or documents he may currently have in his possession.







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         d. CONNAGHAN further agrees that from the date of this Agreement until one (1) year from the date CONNAGHAN's employment has been voluntarily terminated, CONNAGHAN shall not interfere with or disrupt, or attempt to interfere with or disrupt, the relationship between MICROWARE, its present or future employees, customers and business partners. This provision also means that CONNAGHAN will not hire present or future MICROWARE employees for a period of one (1) year from above mentioned date.

SIXTH. In consideration of the promises and representations in Paragraph FIFTH, when and if this agreement becomes "final," MICROWARE agrees to pay CONNAGHAN, as severance pay, through February 29, 2000, the total gross sum of One Hundred Twenty Two Thousand, Three Hundred and Eight Dollars ($122,308), less applicable federal and state withholding. This sum shall be paid periodically to CONNAGHAN on regularly scheduled MICROWARE paydays beginning on the first regularly scheduled payday after this Agreement becomes effective and final as defined in Paragraph FOURTH(f). In addition, MICROWARE will:

 - Pay CONNAGHAN's COBRA payments for seven (7) months.

 - Supply office space through February 29, 2000.   This will be arranged by
   MICROWARE's Corporate Services group.

 - Allow CONNAGHAN to retain his current computer equipment (laptop computer).

 - Allow CONNAGHAN to retain access to his business voicemail through August 27, 1999.

The severance pay, and the above items will cease once CONNAGHAN begins work in an equivalent position as that held at MICROWARE. In the case of a change of control of MICROWARE, all outstanding and due monies (severance payments, COBRA payments, and office space payments) will be paid to CONNAGHAN as a lump sum.








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MICROWARE hereby irrevocably and unconditionally releases, acquits, and forever discharges CONNAGHAN of and from any and all actions, courses of action, suits, debts, charges, claims, damages and expenses which it may have against CONNAGHAN relating to CONNAGHAN's employment, except for any claims that MICROWARE may have against CONNAGHAN for conduct or omissions of CONNAGHAN that MICROWARE deems to have been outside the course and scope of his employment, against the best interests of the corporation and/or its shareholders, in violation of an applicable federal, state or local law or in violation of or inconsistent with any than existing policy or procedure of MICROWARE, and except for any claims that MICROWARE may have against CONNAGHAN for breach of this Severance Agreement and General Release or breach of the "AGREEMENT TO PROTECT CONFIDENTIAL INFORMATION FROM COMPETITIVE DISCLOSURE" which CONNAGHAN signed on September 19, 1997 and the "AGREEMENT ON NON-DISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION AND THE OWNERSHIP OF WORK PRODUCT" which CONNAGHAN signed on May 21, 1997.

CONNAGHAN represents, warrants and promises that the sum of $122,308 and the items listed in Paragraph SIXTH are new consideration to which he is not otherwise entitled under any policy or practice of MICROWARE, and which he would not receive but for this Agreement, and that he will accept the foregoing in full, final and complete settlement of all claims he may have, and which he is releasing, under this Agreement including any claims for pay, compensatory damages, punitive damages, liquidated damages, attorneys fees, and expenses or costs which CONNGHAN may have, or may have incurred. No promise for any other or further consideration to CONNAGHAN has been made by anyone subject to this Severance Agreement and General Release.









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SEVENTH. The parties agree that neither party shall make any defamatory or disparaging comments about the other party. Nothing in this paragraph prohibits either party from truthfully stating the reason that the employment relationship was severed, including as articulated in the internal announcement attached hereto.

EIGHTH. CONNAGHAN represents and certifies that he has carefully read and fully understands all of the provisions and effects of this Agreement, that CONNAGHAN is fully aware of his rights to discuss any and all aspects of this matter with an attorney chosen by him, and that he is knowingly and voluntarily entering into this Agreement and that neither MICROWARE nor its agents, representatives or attorneys, nor anyone else has made any representations concerning the terms or effects of this Agreement other than those contained herein.

NINTH. a. This Agreement shall be binding upon CONNAGHAN and upon CONNAGHAN's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the RELEASEES and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

       b. This AGREEMENT shall be binding upon MICROWARE and upon MICROWARE's successors and assigns, and shall inure to the benefit of the persons identified therein, and to their heirs, administrators, representatives, executors, successors and assigns.

TENTH. CONNAGHAN expressly acknowledges that, except as specifically provided herein, this Agreement is intended to include in its effect, without limitation, all claims which have arisen and of which CONNAGHAN knows or does not know, should have known, had reason to know or suspects to exist in CONNAGHAN's favor at the time of execution hereof, and that this







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Agreement contemplates the extinguishment of any such claim or claims.

ELEVENTH. Should any tax liability arise or accrue under state or federal tax laws as a result of any payments made pursuant to this Agreement beyond that for which withholdings are made, CONNAGHAN agrees to timely pay any and all such obligations and to hold MICROWARE and the RELEASEES harmless therefrom.

TWELFTH. This Agreement is made and entered into in the State of Iowa, and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Any controversy, claim, dispute, or disagreement arising under, out of, or relating to this Agreement shall be submitted for resolution exclusively to a federal or state court of competent jurisdiction located in Polk County, State of Iowa, USA. CONNAGHAN and MICROWARE consent and submit to the jurisdiction and venue of such courts for the resolution of such controversies, claims, disputes, or disagreements.

THIRTEENTH. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

FOURTEENTH. CONNAGHAN agrees and acknowledges that the terms and conditions of this Agreement constitute confidential information of MICROWARE, and has not or will not be disclosed by CONNAGHAN or MICROWARE to any third party (except for attorneys and tax advisors under privilege or as required by law as determined by advice of counsel) without first obtaining written permission from MICROWARE.








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FIFTHTEENTH. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, excluding the September 19, 1997 "AGREEMENT TO PROTECT CONFIDENTIAL INFORMATION FROM COMPETITIVE DISCLOSURE" and the May 21, 1997 "AGREEMENT ON NON-DISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION AND THE OWNERSHIP OF WORK PRODUCT", any agreements regarding confidentiality and ownership of intellectual property, and all agreements under the Company's Stock Option Plans between CONNAGHAN and MICROWARE. Facsimile versions of this document shall be deemed originals in all respects.

SIXTEENTH. In the event of a breach or threatened breach by CONNAGHAN of the agreements set forth in Paragraph 5C, 5D and 14, CONNAGHAN acknowledges and agrees that damages constitute an inadequate remedy at law and that MICROWARE shall be entitled, in addition to remedies otherwise available in law or equity, to preliminary and final injunctions enjoining such breach or threatened breach and CONNAGHAN consents to the issuance thereof.

SEVENTEENTH. All notices and other communications in connection with this Agreement shall be made in writing and addressed as follows, or to such other address as shall have been designated in writing by the addressee:

(a)      If to CONNAGHAN:
         --------------------------------------------

         --------------------------------------------

         --------------------------------------------











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(b)      If to MICROWARE:

                  1500 NW 118th St.
                  Des Moines, IA 50325
                  ATTN:  President




PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE SIGNATORIES HERETO ACKNOWLEDGE THAT THEY HAVE EACH READ THE FOREGOING DOCUMENT, AND UNDERSTAND ITS TERMS, AND FREELY AND VOLUNTARILY SIGN THE SAME.

MICROWARE SYSTEMS CORPORATION               M. DENIS CONNAGHAN



By: /s/ Kenneth B. Kaplan                   /s/ M. Denis Connaghan








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